Sun River Energy, Inc.. Announces Company Presentation at IPAA-OGIS, New York

Dallas, TX -- (PRNewswire-FirstCall) – April 8, 2011 --Sun River Energy, Inc. (OTC:BB:SNRV).  Sun River Energy, Inc. (the “Company” or “Sun River”)announced today its management will present at the upcoming investor event, IPAA Oil and Gas Investment Symposium at 4:30p.m. EDT, Monday, April 11th, 2011, in New York, N.Y. This event will be available to the public via Internet webcast. A link to the webcast will be accessible from the Company’s home page at www.snrv.com.  The Company is engaged in the exploration for and production of natural gas and oil. Additional information on the Company can be found at www.snrv.com.

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Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate any proposed acquisitions; the risk that one or more conditions to closing a proposed transaction may not be satisfied; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the Company's success in drilling, the Company's ability to fund the acquisition of oil and gas assets and the Company's planned capital investments; the Company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Company has filed and may file with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s expectations only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.